Exhibit 99.1

ADPT News - For Immediate Release

ADEPTUS HEALTH REPORTS FIRST QUARTER 2015 RESULTS

 Net Operating Revenue Increased 110.0% for First Quarter

Adjusted EBITDA Increased 160.4% for First Quarter

Seven New Facilities Opened during the Quarter

Lewisville, Texas (April 23, 2015) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”), the largest operator of freestanding emergency rooms in the U.S., announced its results for the first quarter ended March 31, 2015. All comparisons included in this release are for the same period in the prior year, unless otherwise noted.

First Quarter 2015 Highlights:

•                 Net operating revenue was  $81.5 million versus $38.8 million in prior year, an increase of 110.0%;

•                 Adjusted EBITDA was $13.3 million versus  $5.1 million in prior year, an increase of 160.4%;

•                 Adjusted earnings per share was $0.16 and GAAP earnings per share was $0.06;

•                Net income attributable to Adeptus Health Inc. was $0.6 million; and

•                The Company opened seven freestanding facilities during the first quarter 2015.

Results of Operations for the First Quarter 2015

“Our momentum continued to build during the first quarter.  We opened seven new emergency rooms and received Medicare certification for Dignity Health Arizona General Hospital, our joint venture with Dignity Health in Phoenix.  Earlier this week, we announced our newest joint venture with University of Colorado Health.  We are excited about this new relationship as it allows us to expand access for our patients to one of the premier healthcare systems within the U.S.” said Thomas S. Hall, Chairman and CEO.

“Additionally, we are pleased to announce the completion of a funding and development agreement with Medical Properties Trust (MPT) for an additional $250 million.”

For the first quarter of 2015, ADPT generated total net operating revenues of $81.5 million, which exclude revenues from facilities in which ADPT owns a noncontrolling interest, an increase of  110.0%. The increase was primarily attributable to the impact of patient volumes from the expansion of the number of freestanding facilities from 32 to 62, higher acuity levels and annual gross charge increases.

Adjusted EBITDA increased 160.4% to $13.3 million in the first quarter.  This increase was primarily attributable to a $42.7 million increase in net operating revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Income (Loss)" below for further information related to Adjusted EBITDA and its reconciliation to net income (loss).

ADPT generated net income of $1.6 million for the quarter  (of which $0.6 million was attributable to Adeptus Health Inc.), compared to a net loss of $2.8 million from the prior year. The increase in net income was due to an increase of $42.7 million in net operating revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives, including an increase in interest expense and fees of $1.1 million related to our long-term debt, an increase of $0.7 million in preopening costs associated with new facility openings, including $0.1 million related to our equity interest in Dignity Health Arizona General Hospital, and an increase of $1.7 million in depreciation and amortization expense.

Adjusted earnings per share was $0.16 per share and GAAP earnings per share was $0.06 per share for the quarter. Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was 20,687,998 common shares at March 31, 2015. Adjustments for the quarter include $2.1 million of preopening costs associated with new facility openings, $0.5 million of stock compensation expense and $0.5 million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes. See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net income (loss).

At March 31, 2015, the Company had total long-term debt and capital lease obligations of $134.3 million.

Systemwide Financial Results

For the first quarter of 2015, ADPT generated systemwide net patient services revenue of $84.0 million, an increase of 116.5%. The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 32 to 62,  higher acuity levels, annual gross charge increases and the opening of Dignity Health Arizona General Hospital, a full service general hospital located in Laveen, Arizona.

As of March 31, 2015, Dignity Health Arizona General Hospital was accounted for using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For our unconsolidated joint venture,  consolidated statements of operations reflect those earnings in two line items:

•	Equity in net loss of unconsolidated joint venture, which represents our share of the net loss based on our ownership percentage of Dignity Health Arizona General Hospital: and
•

Management and contract services revenues, which represent the Company’s combined income from management and contract services that are earned from managing the day-to-day operations and providing contract staffing of the facility.

As a result of this accounting treatment in our reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated. While the revenues earned at the unconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide net patient services revenue growth is important to understand the Company’s financial performance because it is used to interpret the sources of our growth and provide a growth metric incorporating the revenues earned by all affiliated facilities, regardless of the accounting treatment. As we execute on our strategy of partnering with health systems, management expects the number of our facilities accounted for under the equity method to increase relative to the total number of affiliated facilities.

Market Outlook

We continue to expand our freestanding emergency room network at an expected rate of opening 24 new sites per year. In addition, our second hospital, which will be located in Carrollton, Texas, a Dallas-Ft Worth suburb, is scheduled to open in late 2015.

Earlier this week, we announced a partnership with University of Colorado Health (UCHealth) to improve access to high quality and convenient emergency medical care in Colorado. Under the partnership, UCHealth will hold a majority stake in our 12 freestanding emergency rooms throughout Colorado Springs, northern Colorado and the Denver Metro area.  The partnership will also include hospital locations planned for Colorado Springs and Denver.  Additionally, Medical Properties Trust (MPT) has committed to an additional $250 million of capital to support our continued growth.

“We remain focused on our core mission:  Providing access to the highest quality medical care to the communities we serve.  In doing so, we are saving lives every day while helping transform the delivery of emergency care in America,” added Hall.

2015 Guidance

Based on our strong performance in the first quarter of 2015 and full year growth plans which include 24 freestanding facilities and two new hospitals, we are raising guidance.  We expect to generate systemwide net patient services revenue, which includes revenue from our unconsolidated joint venture, of $388.0 million to $393.0 million for the full year 2015.  We expect Adjusted EBITDA of $59.0 million to $61.0 million and Adjusted earnings per share of $0.82 to $0.91 for 2015.

Conference Call

A live audio webcast to present the first quarter results will take place today at 11:00am (Eastern Time), hosted by Thomas S. Hall, Chairman and CEO and Timothy Fielding, CFO.

The audio webcast will be available by accessing: http://www.videonewswire.com/event.asp?id=102067

Following the call, an archived recording of the replay will also be available on the Adeptus Health Investor Relations page for 30 days:  http://ir.adeptushealth.com/events-and-presentations/events/default.aspx

About Adeptus Health Inc.

Adeptus Health Inc. owns and operates First Choice Emergency Room in Texas and, in partnership with University of Colorado Health (UCHealth), in Colorado. Together with Dignity Health, the company also owns and operates Dignity Health Arizona General Hospital.  First Choice Emergency Room (FCER.com) is the nation's largest and oldest network of independent freestanding emergency rooms. It is revolutionizing the delivery of emergency medical services for adult and pediatric emergencies by offering patients convenient, neighborhood access to emergency medical care. First Choice Emergency Room facilities are innovative, freestanding, and fully equipped emergency rooms with a complete radiology suite of diagnostic technology (CT scanner, Ultrasound, and Digital X-ray) and on-site laboratory. All First Choice Emergency Room locations are staffed with board-certified physicians and emergency trained registered nurses. According to patient feedback collected by Press Ganey Associates Inc., First Choice Emergency Room provides the highest quality emergency medical care and received the 2014 and 2013 Press Ganey Guardian of Excellence Award for exceeding the 95th percentile in patient satisfaction nationwide. First Choice Emergency Room currently has facilities in Austin, Dallas/Fort Worth, Houston and San Antonio in Texas. In Colorado, facilities are in Colorado Springs and Denver in partnership with University of Colorado Health (UCHealth).  Dignity Health Arizona General Hospital is a full service general hospital in the Phoenix area. Arizona General Hospital has inpatient rooms, state-of-the-art Operating Rooms, an Emergency Department, a high complexity laboratory, and a full radiology suite.

Media Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590
Investor Relations Contact:	Susan A. Noonan S.A. Noonan Communications susan@sanoonan.com Tel: (212) 966 – 3650

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreement; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014.

These forward-looking statements involve known and unknown risks, inherent uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ materially from those contained in these forward-looking statements.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, advisory services paid to our Sponsor, facility pre-opening expenses, management recruiting expenses, stock compensation expense and other non-recurring costs.

This press release also includes presentation of Adjusted earnings (loss) per share, which is defined as earnings (loss) per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, advisory services paid to our Sponsor, facility preopening expenses, management recruiting expenses, stock compensation expense and other non-recurring costs and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period.

In addition, this press release presents systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue.  Systemwide metrics treat our unconsolidated facilities as if they were consolidated.

These non-GAAP financial measures, Adjusted EBITDA, Adjusted earnings (loss) per share and systemwide metrics, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Condensed Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended
	March 31,
	2015	2014

Patient service revenue	$ 95,902	$ 44,529
Provision for bad debt	(14,945)	(5,748)
Net patient service revenue	80,957	38,781
Management and contract services revenue	496	-
Total net operating revenue	81,453	38,781
Equity in net loss of unconsolidated joint venture	(694)	-
Operating expenses:
Salaries, wages and benefits	48,880	24,980
General and administrative	10,464	6,220
Other operating expenses	11,305	4,865
Depreciation and amortization	4,756	3,057
Total operating expenses	75,405	39,122
Income (loss) from operations	5,354	(341)
Other (expense) income:
Interest expense	(3,274)	(2,206)
Total other expenses	(3,274)	(2,206)
Income (loss) before provision for income taxes	2,080	(2,547)
Provision for income taxes	478	220
Net income (loss)	1,602	(2,767)
Less: Net income (loss) attributable to the non-controlling interest	1,008	(2,767)
Net income attributable to Adeptus Health Inc.	$ 594	$ -
Net income per share of Class A common stock:
Basic	$ 0.06
Diluted	$ 0.06
Weighted average shares of Class A common stock:
Basic	9,906,845
Diluted	9,906,845

Other information
Number of freestanding facilities	62	32

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(unaudited; in thousands)

	Three months ended
	March 31,
	2015	2014

Net income (loss)	$ 1,602	$ (2,767)
Depreciation and amortization	4,756	3,057
Interest expense and unrealized gain on investment	3,274	2,206
Provision for income taxes	478	220
Advisory Services Arrangement fees and expenses	-	138
Preopening expenses	2,099	1,408
Management recruiting expenses	-	99
Stock compensation expense	549	159
Other	505	572
Total adjustments	11,661	7,859
Adjusted EBITDA	$ 13,263	$ 5,092

Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

Three months ended
March 31,
2015
Weighted average common shares outstanding
Class A common shares	9,906,845
Class B common shares	10,781,153
Total Class A and B common shares	20,687,998

Net income attributable to Adeptus Health Inc.	$ 594
Net income attributable to non-controlling interest	1,008
Total net income	1,602

Adjustments:
Preopening expenses	2,099
Stock compensation expense	549
Other	505
Total adjustments	3,153
Tax impact of adjustments (1)	(1,104)
Tax adjustment resulting from applying effective tax rate (2)	(250)
Adjusted net income	3,401
Adjusted net income per share	$ 0.16

(1) Reflects the removal of the tax benefit associated with the adjustments
(2) Represents adjusting to a normalized effective tax rate of 35%

Systemwide Net Patient Services Revenue

(unaudited; in thousands)

	Three months ended
	March 31,
	2015	2014
Net Patient Services Revenue:
Consolidated facilities	80,957	38,781
Unconsolidated joint venture	3,003	—
Systemwide net patient services revenue	$83,960	$38,781

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2015	2014
ASSETS	(unaudited)	(audited)
Current assets
Cash	$ 13,872	$ 2,002
Restricted cash	7,868	4,795
Accounts receivable, less allowance for doubtful accounts of $25,931 and $13,068, respectively	49,377	37,422
Other receivables and current assets	16,028	17,137
Medical supplies inventory	4,413	4,287
Total current assets	91,558	65,643
Property and equipment, net	89,684	93,892
Investment in unconsolidated joint venture	1,407	2,100
Deposits	1,097	1,772
Deferred tax asset	33,829	34,084
Intangibles, net	19,570	20,015
Goodwill	61,009	61,009
Other long term assets	4,133	4,303
Total assets	$ 302,287	$ 282,818

LIABILITIES AND SHAREHOLDERS'/OWNERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 18,417	$ 25,420
Accrued compensation	14,064	13,521
Current maturities of long-term debt	2,152	1,816
Current maturities of capital lease obligations	86	81
Deferred rent	696	607
Total current liabilities	35,415	41,445
Long-term debt, less current maturities	128,004	104,982
Payable to related parties pursuant to tax receivable agreement	30,039	30,039
Capital lease obligation, less current maturities	4,032	4,056
Deferred rent	2,780	2,416
Total liabilities	200,270	182,938
Commitments and contingencies
Shareholders'/Owners' equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at March 31, 2015	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 9,985,500 shares issued and outstanding at March 31, 2015	100	98
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized 10,781,153 shares issued and outstanding at March 31, 2015	108	108
Additional paid in capital	51,785	51,238
Accumulated other comprehensive loss	(88)	(74)
Accumulated deficit	(2,757)	(3,351)
Non-controlling interest	52,869	51,861
Total shareholders'/owners' equity	102,017	99,880
Total liabilities and shareholders'/owners' equity	$ 302,287	$ 282,818

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$ 1,602	$ (2,767)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss from the disposal or impairment of assets	-	2
Depreciation and amortization	4,756	3,057
Deferred tax benefit	255	-
Amortization of deferred loan costs	219	198
Provision for bad debts	14,945	5,748
Equity in loss of unconsolidated joint venture	694	-
Stock-based compensation	549	160
Changes in operating assets and liabilities
Restricted cash	(3,073)	(1,028)
Accounts receivable	(26,900)	(8,050)
Other receivables and current assets	1,109	(1,333)
Medical supplies inventory	(126)	(422)
Other long-term assets	17	15
Accounts payable and accrued expenses	(7,004)	(1,442)
Accrued compensation	543	(1,697)
Deferred rent	453	596
Net cash used in operating activities	(11,961)	(6,963)
Cash flows from investing activities:
Deposits	675	116
Proceeds from the sale of property and equipment	1,517	-
Capital expenditures	(1,620)	(10,297)
Net cash provided by (used in) investing activities	572	(10,181)
Cash flows from financing activities:
Proceeds from long-term borrowings	24,000	7,000
Payment of deferred loan costs	(80)	(38)
Payments on borrowings	(642)	(168)
Payments of capital lease obligations	(19)	(18)
Net cash provided by financing activities	23,259	6,776
Net increase (decrease) in cash and cash equivalents	11,870	(10,368)
Cash, beginning of period	2,002	11,495
Cash, end of period	$ 13,872	$ 1,127